SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
AND LOAN DOCUMENTS

THIS SECOND AMENDMENT (the "Amendment") is made as of this 8th day of April, 2004, by and among GREEN MOUNTAIN COFFEE ROASTERS, INC., a Delaware corporation ("Parent"), such corporation having its chief executive offices at 33 Coffee Lane, Waterbury, Vermont 05676; FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101 ("Fleet"); and BANKNORTH, N.A., a national banking association organized under the laws of the United States of America with an address of 111 Main Street, Burlington, Vermont 05401 ("Banknorth").

R E C I T A L S:

WHEREAS, Parent, Fleet and Banknorth are all parties to a certain Amended and Restated Credit Agreement dated as of August 30, 2002, and amended on December 31, 2002 (the "Credit Agreement");

WHEREAS, Parent is the "Borrower" under the Credit Agreement;

WHEREAS, Fleet is the "Agent" and a "Lender" under the Credit Agreement;

WHEREAS, Banknorth is a "Lender" under the Credit Agreement;

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended certain Loans to the Borrower;

WHEREAS, the Borrower has requested, and the Lenders have agreed to extend the commitment termination date of the Revolving Loan and Equipment Line and to eliminate the maximum capital expenditures financial covenant.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and promises contained herein, the parties hereby agree as follows:

    Extension of Commitment Termination Date of Revolving Loan. The definition of Commitment Termination Date in Annex A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Commitment Termination Date" shall mean the earliest of (a) September 30, 2005 with respect to the Revolving Loan, August 30, 2007 with respect to Term Loan, and March 31, 2005 with respect to the Equipment Line, (b) the date of termination of Lenders' obligations to make Advances or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0), in accordance with the provisions of Section 1.2(a).

2. Elimination of maximum capital expenditures financial covenant. Paragraph (a), "Maximum Capital Expenditures" of Annex E (Section 6.10) "Financial Covenants" to the Credit Agreement shall be deleted in its entirety.

3. No Other Modifications. Except as specifically modified or amended herein or hereby, all of the terms and conditions of each of the Credit Agreement and the Loan Documents, remain otherwise unchanged, and in full force and effect, all of which are hereby confirmed and ratified by the parties hereto.

4. Costs and Expenses of Agent and Lenders. Parent agrees to reimburse the Agent and the Lenders for all reasonable costs, expenses, and fees, including attorneys' fees, associated with the documentation of this Amendment. Borrower consents to the Agent charging the Revolving Line of Credit account for any such costs, expenses and fees.

5. Counterparts. This Amendment may be executed in several counterpart copies. Each such counterpart copy shall be deemed an original, but all of such copies together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment all as of the date first set forth above.

                                                                                    BORROWER:

GREEN MOUNTAIN COFFEE ROASTERS, INC.

                                                                                     /s/ Robert P. Stiller
                                                                                    Robert P. Stiller, for, on behalf of,
                                                                                    and as Duly Authorized Officer or Agent of
                                                                                    the above-named corporation

STATE OF VERMONT
COUNTY OF WASHINGTON, SS.

On this the 8th day of April 2004, before me, the undersigned notary personally appeared Robert P. Stiller, who acknowledged himself to be a President and Chief Executive Officer of Green Mountain Coffee Roasters, Inc., and that he, as such authorized officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such authorized officer.

/s/ Elizabeth Stanford
Notary Public

                                                                                        AGENT AND LENDERS:

                                                                                        FLEET NATIONAL BANK
                                                                                        By: /s/ Kenneth R. Sheldon
                                                                                        Kenneth R. Sheldon
                                                                                        Senior Vice President

                                                                                        BANKNORTH, N.A.

                                                                                        By: /s/ Douglas S. Graham
                                                                                        Douglas S. Graham
                                                                                        Vice President